Exhibit 99.1

Rubicon Project Posts Record Fourth Quarter and Full Year 2015 Results; Rapid Growth Delivers Full Year Profitability

•	Fourth quarter non-GAAP net revenue(1) of $83.7 million, an increase of 100% year-over-year

•	Fourth quarter GAAP revenue of $94.0 million, an increase of 125% year-over-year

•	Fourth quarter Adjusted EBITDA(1) of $36.0 million (a 43% Adjusted EBITDA margin(2)), an increase of 171% year-over-year

•	Fourth quarter non-GAAP earnings per share(1) of $0.72, an increase of 188% year-over-year

•	Fourth quarter net income of $20.4 million, or $0.43 per diluted share

•	Full year non-GAAP net revenue(1) of $227.3 million, an increase of 81% year-over-year

•	Full year GAAP revenue of $248.5 million, an increase of 98% year-over-year

•	Full year Adjusted EBITDA(1) of $59.5 million (a 26% Adjusted EBITDA margin(2)), an increase of 211% year-over-year

•	Full year non-GAAP earnings per share(1) of $1.08, an increase of 440% year-over-year

•	Full year net income of $0.4 million, or $0.01 per diluted share

LOS ANGELES, California – February 23, 2016 – Rubicon Project (NYSE: RUBI), which operates one of the largest advertising marketplaces worldwide, today reported its results of operations for the fourth quarter and year ended December 31, 2015.
"2015 was marked by several milestones for Rubicon Project as we drove more than one billion dollars in managed revenue and grew our consumer reach, connecting approximately one billion people globally. Our record growth results in the fourth quarter and for the full year marked our eighth consecutive quarter of over-performance and delivered another impressive benchmark for our company as we achieved positive net income for the year, well ahead of expectations," said Frank Addante, CEO and Founder of Rubicon Project.

"From building the world’s third largest mobile exchange to engineering the industry’s leading Orders marketplace, everywhere you look, Rubicon Project is shaping the future of advertising and we look forward to continuing to drive strong performance for the buyers and sellers who rely upon our platform to reach and engage consumers around the world."

Fourth Quarter and Full Year 2015 Results Summary
(in millions, except per share amounts)
	Three Months Ended			Year Ended
	December 31, 2015	December 31, 2014	Change	December 31, 2015	December 31, 2014	Change
GAAP revenue	$94.0	$41.8	125%	$248.5	$125.3	98%
Non-GAAP net revenue(1)	$83.7	$41.8	100%	$227.3	$125.3	81%
Net income (loss)	$20.4	$1.4	1,328%	$0.4	($18.7)	N/A
Adjusted EBITDA(1)	$36.0	$13.3	171%	$59.5	$19.1	211%
Adjusted EBITDA margin(2)	43%	32%	11 ppt	26%	15%	11 ppt
Basic net income (loss) per share	$0.48	$0.04	1,100%	$0.01	($0.70)	N/A
Diluted net income (loss) per share	$0.43	$0.04	975%	$0.01	($0.70)	N/A
Non-GAAP earnings per share(1)	$0.72	$0.25	188%	$1.08	$0.20	440%

Q4 2015 Operational Performance Measures:

•	Managed revenue(3) was $336.0 million for the fourth quarter of 2015, an increase of 55% from $216.5 million for the fourth quarter of 2014.

•	Take rate(3) was 24.9% for the fourth quarter of 2015, up from 19.3% for the fourth quarter of 2014.
Full Year 2015 Operational Performance Measures:

•	Managed revenue(3) was $1.0 billion for the full year 2015, an increase of 50% from $667.8 million for the full year 2014.

•
Take rate(3) was 22.6% for the full year 2015, compared to 18.8% for the full year 2014. The year-over-year increase was primarily due to the higher mix of RTB managed revenue and buyer cloud transactions and a lower mix of static bidding managed revenue.

•
Paid impressions(3) were 920 billion for the full year 2015, compared to 999 billion for the full year 2014. The year-over-year decrease was due to a shift from static to RTB inventory. Paid impressions associated with Orders and RTB were higher year-over-year, while paid impressions from static bidding transactions were lower year-over-year.

•	Average CPM(3) was $1.09 for the full year 2015, compared to $0.67 for the full year 2014.
Balance Sheet:

•	The Company had cash and liquid assets of $153.2 million (including cash and cash equivalents of $116.5 million and marketable securities of $36.7 million) and was debt free as of December 31, 2015.

Q1 and Full Year 2016 Outlook
	Q1 2016	Full Year 2016
GAAP revenue	$64 - $68 million	$315 - $355 million
Non-GAAP net revenue(1)	$58 - $60 million	$275 - $295 million
Adjusted EBITDA(1)	$4.5 - $5.5 million	$45 - $60 million
Non-GAAP earnings per share(1)	$0.00 to $0.02	$0.65 to $0.78

Definitions:
(1)
Non-GAAP net revenue, Adjusted EBITDA, and non-GAAP earnings per share are non-GAAP financial measures. Please see the discussion in the section called “Certain Operational and Financial Performance Measures” and the reconciliations and calculations included at the end of this press release.

(2)	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by non-GAAP net revenue.
(3)
Managed revenue is an operational measure that represents advertising spending transacted on the Company's platform. Take rate is an operational measure that represents non-GAAP net revenue divided by managed revenue. A paid impression is an impression sold to a buyer and into which an advertisement is served for display to a user on a website or mobile application, which is transacted via our platform. Average CPM is an operational measure that represents the average price at which paid impressions are sold. For further discussion, please see "Certain Operational and Financial Performance Measures" at the end of this press release.

Fourth Quarter 2015 Results Conference Call and Webcast:
The Company will host a conference call on February 23, 2016 at 1:30 PM (PT) / 4:30 PM (ET) to discuss the results for its fourth quarter and year ended December 31, 2015. To access the conference call by telephone, interested parties should dial (888) 338-8776 (domestic) or (412) 902 - 4185 (international) and ask to join the Rubicon Project conference call. A telephonic replay of the conference call will be available for one week. To access the telephonic replay, interested parties should dial (877) 344-7529 (domestic) and (412) 317-0088 (international) and use conference ID 10079165.
A live audio webcast of the conference call will be available within the "Events and Presentations" section of Rubicon Project’s investor relations website at http://investor.rubiconproject.com. The webcast will be available for replay following the conclusion of the live call.

About Rubicon Project
Rubicon Project’s mission is to keep the Internet free and open and fuel its growth by making it easy and safe to buy and sell advertising. Rubicon Project pioneered advertising automation technology to enable the world’s leading brands, content creators and application developers to trade and protect trillions of advertising requests each month and to improve the advertising experiences of consumers. Rubicon Project is a publicly traded company (NYSE: RUBI) headquartered in Los Angeles, California.
www.RubiconProject.com. @RubiconProject. #Automation #Excellence #CultureMatters
Note: The Rubicon Project and the Rubicon Project logo are registered service marks of The Rubicon Project, Inc.
Forward-Looking Statements:
This press release and management’s prepared remarks during the conference call referred to above include, and management’s answers to questions during the conference call may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “anticipate,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions. Forward-looking statements include, but are not limited to, our belief that we will continue to drive strong performance for the buyers and sellers who rely upon our platform to reach and engage consumers around the world; our guidance and other statements concerning our anticipated performance, including revenue, margin, cash flow, balance sheet, and profit expectations; development of our technology; introduction of new offerings; scope and duration of client relationships; business mix; sales growth; client utilization of our offerings; our competitive differentiation; market conditions and opportunities; performance measures including Adjusted EBITDA, non-GAAP earnings per share, managed revenue, non-GAAP net revenue, paid impressions, average CPM, and take rate; profitability; and factors that could affect these and other aspects of our business.

Forward-looking statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. These risks include our ability to grow rapidly and to manage our growth effectively; our ability to develop innovative new technologies and remain a market leader; our ability to attract and retain buyers and sellers and increase our business with them; our vulnerability to loss of, or reduction in spending by, large buyers; the effect on the advertising market and our business of difficult economic conditions; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand; our ability to use our solution to purchase and sell higher value advertising and to expand the use of our solution by buyers and sellers utilizing evolving digital media platforms; our ability to introduce new solutions and bring them to market in a timely manner in response to client demands and industry trends, including shift in digital advertising growth from display to mobile channels; uncertainty of our estimates and expectations associated with new offerings, including private marketplace, mobile, orders, automated guaranteed, video, and intent marketing solutions; our ability to maintain a supply of advertising inventory from sellers; uncertainty of our estimates and assumptions about the mix of gross and net reported transactions; declining margins associated with our buyer cloud transactions; our limited operating history and history of losses; our ability to continue to expand into new geographic markets; our ability to adapt effectively to shifts in digital advertising to mobile and video channels; increased prevalence of ad blocking technologies; the slowing growth rate of online digital display advertising; the growing percentage of online and mobile advertising spending captured by owned and operated sites (such as Facebook and Google) where we are unable to participate; the effects of increased competition in our market and increasing concentration of advertising spending, including mobile spending, in a small number of very large competitors, and our ability to differentiate our offerings, compete effectively and to maintain our pricing and take rate; requests from buyers and sellers for discounts, fee concessions, or revisions, rebates, and greater levels of pricing transparency and specificity; potential adverse effects of malicious activity such as fraudulent inventory and malware; the effects of seasonal trends on our results of operations; costs associated with defending intellectual property infringement and other claims; our ability to attract and retain qualified employees and key personnel; our ability to consummate and integrate future acquisitions of or investments in complementary companies or technologies and our ability to identify such companies or technologies; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and consumer privacy and evolving labor standards; and our ability to develop and maintain our corporate infrastructure, including our finance and information technology systems and controls.

We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the heading “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015. Additional information will be set forth in other filings we make from time to time with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, which will be filed shortly, and subsequent Quarterly Reports on Form 10-Q. These forward-looking statements represent our estimates and assumptions only as of the date of this press release. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, we generally give guidance only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed with the Securities and Exchange Commission completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Certain Operational and Financial Performance Measures:
Our management evaluates and makes operating decisions using various operational and financial performance measures.
Managed revenue is an operational measure that we define as the advertising spending transacted on our platform. Managed revenue does not represent revenue reported in accordance with generally accepted accounting principles in the United States (“GAAP”). We review managed revenue for internal management purposes to assess market share and scale. Tracking our managed revenue allows us to compare our results to the results of companies that report all spending transacted on their platforms as GAAP revenue. Our managed revenue is influenced by demand for our services, the volume and characteristics of paid impressions, and average CPM.
Take rate is an operational measure that we define as non-GAAP net revenue divided by managed revenue. We review take rate for internal management purposes to assess the development of our marketplace with buyers and sellers. Our take rate can be affected by a variety of factors, including the terms of our arrangements with buyers and sellers active on our platform in a particular period, the scale of a buyer’s or seller’s activity on our platform, mix of inventory types, the implementation of new products, platforms and solution features, auction dynamics, and the overall development of the digital advertising ecosystem.

Paid impression is an operational measure that we define as an impression sold to an advertiser and subsequently displayed on a website or mobile application, which is transacted via our platform. We use paid impressions as one measure to assess the performance of our platform, including the effectiveness and efficiency at which buyers and sellers are trading via our platform and using our solution, and to assist us in tracking our revenue-generating performance and operational efficiencies. The number of paid impressions may fluctuate based on various factors, including the number and spending of buyers using our solution, the number of sellers, their allocation of advertising inventory using our solution, our traffic quality control initiatives, and the seasonality in our business. Because of the volatility of this metric, we believe that paid impressions are useful to review on an annual basis.

Average CPM (cost per thousand impressions) is an operational measure that represents the average price at which paid impressions are sold. We compute average CPM by dividing managed revenue by total paid impressions and multiplying by 1,000. We review average CPM for internal management purposes to assess buyer spending, liquidity in the marketplace, inventory quality, and integrity of our algorithms. Average CPM may be influenced by our inventory placements and demand for such inventory facilitated by our relationships with both buyers and sellers, as well as by a variety of other factors, including the precision of matching an advertisement to an audience, changes in our algorithms, seasonality, quality of inventory provided by sellers, penetration of various channels and advertising units, and changes in buyer spending levels. We expect average CPM to increase with the continued adoption of our solution by premium buyers and sellers, resulting in a higher quantity of premium advertising inventory available to advertisers. Because of the volatility of this metric, we believe that average CPM is useful to review on an annual basis.
This press release includes information relating to non-GAAP net revenue, Adjusted EBITDA, and non-GAAP earnings per share, which are financial measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures are used by our management and board of directors, in addition to our GAAP results, to understand and evaluate our performance and trends, to prepare and approve our annual budget, and to develop short- and long-term plans and performance objectives. Management believes that these non-GAAP financial measures provide useful information about our core results and thus are appropriate to enhance the overall understanding of our past performance and our prospects for the future.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. Non-GAAP net revenue, Adjusted EBITDA, and non-GAAP earnings per share eliminate the impact of items that we do not consider indicative of our core operating performance. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See “Reconciliation of revenue to non-GAAP net revenue,” “Reconciliation of net income (loss) to Adjusted EBITDA,” and “Reconciliation of net income (loss) attributable to common stockholders to non-GAAP net income (loss) and calculation of non-GAAP earnings per share” included as part of this press release.
Non-GAAP net revenue is a financial measure that we define as GAAP revenue less amounts we pay sellers that are included within cost of revenue. Non-GAAP net revenue would represent our revenue if we were to record all of our revenue on a net basis. Non-GAAP net revenue does not represent revenue reported on a GAAP basis. We review non-GAAP net revenue for internal management purposes to assess performance. Non-GAAP net revenue is one useful measure in assessing the performance of our business because it shows the operating results of our business on a consistent basis without the effect of differing revenue reporting (gross vs. net) that we are required to apply under GAAP across different types of transactions. A potential limitation of non-GAAP net revenue is that other companies may define non-GAAP net revenue differently, which may make comparisons difficult. Our non-GAAP net revenue is influenced by demand for our services, the volume and characteristics of paid impressions, average CPM, our take rate, and the amounts we pay sellers.
Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, interest income or expense, change in fair value of pre-IPO convertible preferred stock warrant liabilities, and other income or expense, which mainly consists of foreign exchange gains and losses, certain other non-recurring income or expenses such as acquisition and related costs, and provision (benefit) for income taxes. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income (loss), or any other measure of financial performance calculated and presented in accordance with GAAP. Adjusted EBITDA excludes non-cash and other items that we do not consider indicative of our core operating performance. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:

•
Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired;

•
our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance, and the compensation committee of our board of directors uses Adjusted EBITDA in connection with the determination of compensation for our executive officers; and

•
Adjusted EBITDA provides consistency and comparability with our past performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:

•
stock-based compensation is a non-cash charge and is and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•
depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements;

•
Adjusted EBITDA does not reflect non-cash charges related to acquisition and related items, such as amortization of acquired intangible assets and changes in the fair value of contingent consideration;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, acquisition and related items, such as transaction expenses and expenses associated with earn-out amounts;

•	Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense; and

•	other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, we also consider other measures, including net income (loss).
Non-GAAP earnings per share is a non-GAAP financial measure that we define as non-GAAP net income (loss) divided by non-GAAP weighted-average shares outstanding. Non-GAAP net income (loss) is equal to net income (loss) attributable to common stockholders excluding the change in fair value of pre-IPO convertible preferred stock warrant liabilities, cumulative preferred stock dividends, stock-based compensation, acquisition and related items expense, including amortization of acquired intangible assets, and foreign currency gains and losses. The non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share assumes the net exercise of a preferred stock warrant and the conversion of each share of convertible preferred stock to one half share of common stock in connection with our initial public offering as if they had occurred at the beginning of each respective period presented, whereas, weighted-average shares outstanding used to calculate GAAP earnings (loss) per share reflects the net exercise and conversion as of April 7, 2014, the date our IPO closed. In periods in which non-GAAP net income (loss) is positive, non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share includes the impact of potentially dilutive shares. Potentially dilutive shares consist of stock options, restricted stock awards, restricted stock units, potential shares issued under the Employee Stock Purchase Plan, each computed using the treasury stock method, shares held in escrow, and potential shares issued as part of contingent consideration as a result of business combinations. The weighted-average shares used to compute net income (loss) per share, non-GAAP weighted-average shares outstanding used to compute non-GAAP earnings per share, and non-GAAP weighted-average shares outstanding used in our guidance for the full year non-GAAP earnings per share includes the 6.4 million shares issued in our initial public offering from the date our IPO closed. We believe non-GAAP earnings per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis by taking into consideration all preferred stock ownership on an as-converted basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP earnings per share is that other companies may define non-GAAP earnings per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Because of these limitations, we also consider the comparable GAAP measure of net income (loss) attributable to common stockholders.
Investor Relations Contact
Erik Randerson, CFA
Rubicon Project
(424) 320-2133
eranderson@rubiconproject.com
Media Contact
Dallas Lawrence
Rubicon Project
(424) 230-7947
press@rubiconproject.com

THE RUBICON PROJECT, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$116,499	$97,196
Accounts receivable, net	218,235	133,267
Marketable securities, prepaid expenses, and other current assets	30,973	7,514
TOTAL CURRENT ASSETS	365,707	237,977
Property and equipment, net	25,403	15,196
Internal use software development costs, net	13,929	11,501
Goodwill	65,705	16,290
Intangible assets, net	50,783	14,090
Marketable securities and other assets, non-current	15,209	1,427
TOTAL ASSETS	$536,736	$296,481
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$247,967	$151,021
Debt and capital lease obligations, current portion	—	105
Other current liabilities	2,196	3,276
TOTAL CURRENT LIABILITIES	250,163	154,402
Other liabilities, non-current	2,247	1,272
Deferred tax liability, net	6,225	607
Contingent consideration liabilities	—	11,448
TOTAL LIABILITIES	258,635	167,729
STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	358,406	209,472
Accumulated other comprehensive loss	(15)	(8)
Accumulated deficit	(80,290)	(80,712)
TOTAL STOCKHOLDERS’ EQUITY	278,101	128,752
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$536,736	$296,481

THE RUBICON PROJECT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenue	$94,007	$41,832	$248,484	$125,295
Expenses:
Costs of revenue(1)(2)	21,369	6,298	58,495	20,754
Sales and marketing(1)(2)	23,306	12,340	83,333	43,203
Technology and development(1)(2)	11,429	7,677	42,055	22,718
General and administrative(1)(2)	19,711	15,268	70,199	57,398
Total expenses	75,815	41,583	254,082	144,073
Income (loss) from operations	18,192	249	(5,598)	(18,778)
Other (income) expense
Interest (income) expense, net	(45)	16	(59)	110
Change in fair value of preferred stock warrant liabilities	—	—	—	732
Foreign exchange gain, net	(19)	(1,223)	(1,400)	(1,119)
Total other income, net	(64)	(1,207)	(1,459)	(277)
Income (loss ) before income taxes	18,256	1,456	(4,139)	(18,501)
Provision (benefit) for income taxes	(2,149)	27	(4,561)	172
Net income (loss)	20,405	1,429	422	(18,673)
Cumulative preferred stock dividends	—	—	—	(1,116)
Net income (loss) attributable to common stockholders	$20,405	$1,429	$422	$(19,789)
Net income (loss) per share attributable to common stockholders:
Basic	$0.48	$0.04	$0.01	$(0.70)
Diluted	$0.43	$0.04	$0.01	$(0.70)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	42,083	34,411	39,663	28,217
Diluted	47,396	38,052	44,495	28,217

(1)	Stock-based compensation expense included in our expenses was as follows:

	Three Months Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Cost of revenue	$63	$39	$240	$166
Sales and marketing	2,235	1,147	7,415	3,217
Technology and development	1,532	971	4,963	2,228
General and administrative	4,717	4,962	17,966	18,235
Total stock-based compensation expense	$8,547	$7,119	$30,584	$23,846

(2)	Depreciation and amortization expense included in our expenses was as follows:

	Three Months Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Cost of revenue	$5,291	$3,661	$19,290	$10,494
Sales and marketing	2,137	337	8,168	669
Technology and development	556	241	1,815	802
General and administrative	556	155	1,737	552
Total depreciation and amortization expense	$8,540	$4,394	$31,010	$12,517

THE RUBICON PROJECT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	December 31, 2015	December 31, 2014
OPERATING ACTIVITIES:
Net income (loss)	$422	$(18,673)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	31,010	12,517
Stock-based compensation	30,584	23,846
Loss on disposal of property and equipment, net	58	202
Change in fair value of preferred stock warrant liabilities	—	732
Change in fair value of contingent consideration	306	66
Unrealized foreign currency gains, net	(72)	(763)
Deferred income taxes	(5,286)	(145)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(71,796)	(38,023)
Prepaid expenses and other assets	(1,073)	(2,152)
Accounts payable and accrued expenses	93,135	29,861
Other liabilities	(432)	(823)
Net cash provided by operating activities	76,856	6,645
INVESTING ACTIVITIES:
Purchases of property and equipment, net	(20,104)	(10,706)
Capitalized internal use software development costs	(8,333)	(8,779)
Acquisitions, net of cash acquired	(8,647)	(3,983)
Investments in available-for-sale securities	(48,801)	—
Maturities of available-for-sale securities	12,001	—
Change in restricted cash	1,023	345
Net cash used in investing activities	(72,861)	(23,123)
FINANCING ACTIVITIES:
Proceeds from the issuance of common stock in initial public offering, net of underwriting discounts and commissions	—	89,733
Payments of initial public offering costs	—	(3,037)
Proceeds from exercise of stock options	13,533	3,498
Proceeds from issuance of common stock under employee stock purchase plan	2,040	—
Taxes paid related to net share settlement	—	(2,324)
Repayment of debt and capital lease obligations	(105)	(4,076)
Net cash provided by financing activities	15,468	83,794
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(160)	(76)
CHANGE IN CASH AND CASH EQUIVALENTS	19,303	67,240
CASH AND CASH EQUIVALENTS--Beginning of period	97,196	29,956
CASH AND CASH EQUIVALENTS--End of period	$116,499	$97,196
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Cash paid for income taxes	$1,069	$403
Cash paid for interest	$62	$122
Capitalized assets financed by accounts payable and accrued expenses	$342	$1,872
Leasehold improvements paid by landlord	$—	$803
Capitalized stock-based compensation	$819	$624
Conversion of preferred stock to common stock	$—	$52,571
Reclassification of preferred stock warrant liabilities to additional-paid-in-capital	$—	$6,183
Reclassification of deferred offering costs to additional-paid-in-capital	$—	$3,533
Common stock and options issued for business acquisitions	$76,534	$13,342
Conversion of contingent consideration to common stock	$25,608	$—

THE RUBICON PROJECT, INC.
RECONCILIATION OF REVENUE TO NON-GAAP NET REVENUE
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenue	$94,007	$41,832	$248,484	$125,295
Less amounts paid to sellers(1)	10,275	—	21,163	—
Non-GAAP net revenue	$83,732	$41,832	$227,321	$125,295

(1)
Before our acquisition of Chango in April 2015 and our resulting Buyer Cloud integration, we recorded all revenue on a net basis and therefore payments to sellers were not included in cost of revenue for the fourth quarter or full year 2014.

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net income (loss)	$20,405	$1,429	$422	$(18,673)
Add back (deduct):
Depreciation and amortization expense, excluding amortization of acquired intangible assets	3,900	3,813	15,297	11,607
Amortization of acquired intangibles	4,640	581	15,713	910
Stock-based compensation expense	8,547	7,119	30,584	23,846
Acquisition and related items	753	1,513	3,470	1,513
Interest (income) expense, net	(45)	16	(59)	110
Change in fair value of preferred stock warrant liabilities	—	—	—	732
Foreign currency gain, net	(19)	(1,223)	(1,400)	(1,119)
Provision (benefit) for income taxes	(2,149)	27	(4,561)	172
Adjusted EBITDA	$36,032	$13,275	$59,466	$19,098

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS TO NON-GAAP NET INCOME AND CALCULATION OF NON-GAAP EARNINGS PER SHARE
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Calculation of non-GAAP earnings per share:
Net income (loss) attributable to common stockholders	$20,405	$1,429	$422	$(19,789)
Add back (deduct):
Change in fair value of preferred stock warrant liabilities	—	—	—	732
Cumulative preferred stock dividends	—	—	—	1,116
Stock-based compensation expense	8,547	7,119	30,584	23,846
Acquisition and related items, including amortization of acquired intangibles	5,393	2,094	19,183	2,423
Foreign currency gain, net	(19)	(1,223)	(1,400)	(1,119)
Non-GAAP net income	$34,326	$9,419	$48,789	$7,209
Non-GAAP earnings per diluted share	$0.72	$0.25	$1.08	$0.20
Non-GAAP weighted-average shares outstanding	47,396	38,052	45,199	36,485

The following table shows the basis for the per share computations presented in this report. See the discussion in the section included in this press release called “Certain Operational and Financial Performance Measures” for a description of non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share.

Method	Shares	Period	Use
Outstanding as of 12/31/2015	46,600	FY 2015	Total shares outstanding
GAAP weighted-average shares, basic	42,083	Q4 2015	Determine basic EPS during profitable period
GAAP weighted-average shares, diluted	47,396	Q4 2015	Determine diluted EPS during profitable period
GAAP weighted-average shares, basic	34,411	Q4 2014	Determine basic EPS during profitable period
GAAP weighted-average shares, diluted	38,052	Q4 2014	Determine diluted EPS during profitable period
GAAP weighted-average shares, basic	39,663	FY 2015	Determine basic EPS during profitable period
GAAP weighted-average shares, diluted	44,495	FY 2015	Determine diluted EPS during profitable period
GAAP weighted-average shares, basic	28,217	FY 2014	Determine basic EPS during unprofitable period
GAAP weighted-average shares, diluted	28,217	FY 2014	Determine diluted EPS during unprofitable period
Non-GAAP weighted-average shares, diluted	47,396	Q4 2015	Determine Non-GAAP EPS during profitable period based on Non-GAAP net income
Non-GAAP weighted-average shares, diluted	38,052	Q4 2014	Determine Non-GAAP EPS during profitable period based on Non-GAAP net income
Non-GAAP weighted-average shares, diluted	45,199	FY 2015	Determine Non-GAAP EPS during profitable period based on Non-GAAP net income
Non-GAAP weighted-average shares, diluted	36,485	FY 2014	Determine Non-GAAP EPS during profitable period based on Non-GAAP net income